Exhibit 99.1

PAVmed Subsidiary Lucid Diagnostics Launches Next Phase of Lucid Test Centers

Patients in Denver, Salt Lake City, and Las Vegas metropolitan areas now have access to a rapid, non-invasive, office-based test to detect esophageal precancer before it progresses to deadly esophageal cancer

NEW YORK, November 11, 2021 — (BUSINESS WIRE) — Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid”) a commercial-stage, cancer prevention medical diagnostics company, and majority-owned subsidiary of PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), today announced it has launched Lucid Test Centers in three new metropolitan areas—Denver, Salt Lake City, and Las Vegas. Patients in these cities with chronic heartburn, also known as gastroesophageal reflux disease (“GERD”), who are referred by their primary care physician (PCP) or who self-refer can now undergo a rapid, non-invasive, office-based test to detect esophageal precancer before it progresses to deadly esophageal cancer. The test centers are staffed with Lucid-employed clinical personnel who use Lucid’s EsoCheck® Cell Collection Device (“EsoCheck”) to collect surface esophageal cells which are sent for Lucid’s EsoGuard® DNA Esophageal Test (“EsoGuard”). Lucid believes EsoGuard and EsoCheck constitute the first and only commercially available test capable of serving as a widespread screening tool to prevent esophageal cancer deaths, through the early detection of esophageal precancer in at-risk GERD patients.

“This launch represents another significant milestone for Lucid and our EsoGuard commercialization efforts,” said Lishan Aklog M.D., Lucid’s Chairman and Chief Executive Officer. “The Lucid Test Center program, an important pillar of our growth strategy, has now advanced from a pilot program in Phoenix to a regional program covering the major cities of the Southwest. We look forward to the next phase which will focus on the Pacific Northwest and steady expansion nationwide thereafter.”

“We believe these Lucid Test Centers will play a vital role in driving EsoGuard referrals, as the vast majority of GERD patients are cared for by PCPs, not gastroenterologists. Our Phoenix experience over the past three months has demonstrated that each test center can be operated with very modest fixed costs and attractive margins. We also learned that the key to driving PCP EsoGuard referrals is matching each test center with experienced, highly-driven sales representatives, most commonly from the diagnostics or pharmaceutical sectors, who exclusively call on PCPs,” Dr. Aklog added.

The new Lucid Test Centers operate in leased medical office suites located in Lone Tree, Colorado, Murray, Utah, and Henderson, Nevada. Each test center is staffed by an EsoCheck-trained nurse practitioner and medical assistant employed by Lucid. Lucid estimates that a single nurse practitioner can perform up to twenty EsoCheck procedures per day and expects each center to cover its personnel and medical office leases costs with only a few tests per week.

Lucid has hired six very experienced sales representatives targeting PCP’s—two for each metropolitan area. The test centers will also support the upcoming EsoGuard Telemedicine Program, operated in partnership with independent third-party telemedicine provider UpScript, to accommodate EsoGuard self-referrals from direct-to-consumer marketing. The telemedicine program will soon launch as a pilot in Phoenix and similarly expand to other test center cities.

Millions of patients with GERD are at risk of developing esophageal precancer and a highly lethal form of esophageal cancer (EAC). Over 80% of EAC patients die within five years of diagnosis, making it the second most lethal cancer in the U.S. The mortality rate is high even in those diagnosed with early stage EAC. The U.S. incidence of EAC has increased 500% over the past four decades, while the incidences of other common cancers have declined or remained flat. In nearly all cases, EAC silently progresses until it manifests itself with new symptoms of advanced disease. All EAC is believed to arise from esophageal precancer which occurs in approximately 5% to 15% of at-risk GERD patients. Early esophageal precancer can be monitored for progression to late esophageal precancer which can be cured with endoscopic esophageal ablation, reliably halting progression to cancer.

Esophageal precancer screening is already recommended by clinical practice guidelines in millions of GERD patients with multiple risk factors, including age over 50 years, male gender, White race, obesity, smoking history, and a family history of esophageal precancer or cancer. Unfortunately, fewer than 10% of those recommended for screening undergo traditional invasive endoscopic screening. The profound tragedy of an EAC diagnosis is that likely death could have been prevented if the at-risk GERD patient had been screened and then undergone surveillance and curative treatment. The only missing element for a viable esophageal cancer prevention program has been the lack of a widespread screening tool that can detect esophageal precancer. Lucid believes EsoGuard is that missing element.

EsoGuard is a bisulfite-converted next-generation sequencing (NGS) DNA assay performed on surface esophageal cells collected with EsoCheck. It quantifies methylation at 31 sites on two genes, Vimentin (VIM) and Cyclin A1 (CCNA1). The assay was evaluated in a 408-patient, multicenter, case-control study published in Science Translational Medicine and showed greater than 90% sensitivity and specificity at detecting esophageal precancer and cancer. EsoGuard is commercially available in the U.S. as a Laboratory Developed Test (LDT) performed at a CLIA/CAP-certified laboratory.

EsoCheck is an FDA 510(k) and CE Mark cleared noninvasive swallowable balloon capsule catheter device capable of sampling surface esophageal cells in a less than five-minute office procedure. It consists of a vitamin pill-sized rigid plastic capsule tethered to a thin silicone catheter from which a soft silicone balloon with textured ridges emerges to gently swab surface esophageal cells. When vacuum suction is applied, the balloon and sampled cells are pulled into the capsule, protecting them from contamination and dilution by cells outside of the targeted region during device withdrawal. Lucid believes this proprietary Collect+Protect™ technology makes EsoCheck the only noninvasive esophageal cell collection device capable of such anatomically targeted and protected sampling. The sample is sent by overnight express mail to Lucid’s third-party CLIA-certified laboratory partner for EsoGuard testing.

About Lucid Diagnostics

Lucid Diagnostics Inc. (Nasdaq: LUCD) is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, is the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk GERD patients. EsoGuard is commercialized in the U.S. as a Laboratory Developed Test (LDT). EsoCheck is commercialized in the U.S. as a 510(k)-cleared esophageal cell collection device. EsoGuard, used with EsoCheck, was granted FDA Breakthrough Device designation and is the subject of two large, actively enrolling, international multicenter clinical trials to support FDA PMA approval. Lucid is building a network of Lucid Test Centers where at-risk GERD patients can undergo the EsoCheck procedure for EsoGuard testing.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid’s clinical and preclinical studies; whether and when Lucid’s products are cleared by regulatory authorities; market acceptance of Lucid’s products once cleared and commercialized; Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, Lucid has been monitoring the COVID-19 pandemic and the pandemic’s impact on Lucid’s businesses. Lucid expects the significance of the COVID-19 pandemic, including the extent of its effect on its financial and operational results, to be dictated by, among other things, the success of efforts to contain the pandemic and the impact of such efforts on Lucid’s businesses. All of these factors are difficult or impossible to predict accurately and many of them are beyond Lucid’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid’s future operations, see Lucid’s Registration Statement No. 333-259721 filed with the Securities and Exchange Commission. Lucid disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors
Lisa DeScenza
LaVoieHealthScience
(617) 351-0243
ldescenza@lavoiehealthscience.com

Media
Kristi Bruno
LaVoieHealthScience
(617) 865-3940
PAVmed@lavoiehealthscience.com